Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Senior Vice President – Investor Relations

(813) 552-2927

PATRICK MONEYMAKER ELECTED TO KFORCE BOARD OF DIRECTORS

TAMPA, Fla., July 29, 2008 (PRIME NEWSWIRE) — Kforce Inc. (Nasdaq:KFRC), a provider of professional staffing services and solutions, today announced Patrick Moneymaker, United States Navy Rear Admiral (Ret), has resigned as CEO of Kforce Government Holdings Inc., and has been elected to serve on the Kforce Board of Directors as a Class III Director with a term to expire at the Firm’s Annual Meeting in 2009. Pat leaves Kforce to become President and CEO of Proxy Aviation Systems. Founded in December of 2004, Proxy Aviation is a privately funded company developing advanced Unmanned/man-optional Aircraft Systems for the requirements of the Department of Defense of Homeland Security and other agencies.

Prior to assuming his role as CEO of Kforce Government Holdings Inc., Mr. Moneymaker served as CEO of Ocean Systems Engineering Corp (OSEC), a privately held company based in Carlsbad, CA prior to OSEC’s sale in May, 2006. OSEC provided a full spectrum of engineering services for the Dept of Defense that includes software development, C4I systems integration and program management. From 1968-1998, Mr. Moneymaker was an officer in the United States Navy, ultimately achieving the rank of Rear Admiral. His service included the premier assignment as leader of the elite Blue Angels flying team. Mr. Moneymaker served on Kforce’s board of directors from June, 2005, until September 30, 2006, when he resigned to become CEO of Kforce Government Holdings Inc.

David L. Dunkel, Kforce Chairman and CEO said: “We are privileged to have Pat back on the Board of Directors. Pat has an extraordinary record of service to our nation as well as having done an extraordinary job in building and leading our growing Kforce business in the government services sector that, we believe, will continue to deliver growth at scale going forward. His ability to continue to contribute to the Firms growth as a board member will be of great value to all Kforce stakeholders.”

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for commercial and governmental organizations in the skill areas of technology, finance & accounting, and health and life sciences. Backed by over 2,000 staffing specialists, Kforce operates with 60 offices in 41 markets in North America and two in the Philippines. For more information, please visit our Web site at www.kforce.com.

The Kforce Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3749

About Kforce Government Solutions

Kforce Government Solutions provides innovative technology and finance and accounting solutions to federal government clients. For more information, visit www.kforcegov.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Kforce Government Solutions, Health and Life Sciences, Finance and Accounting and Technology groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that the above estimates of revenue and earnings per share will be achieved. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.